UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 30, 2013

Arbitron Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-1969	52-0278528
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9705 Patuxent Woods Drive, Columbia, Maryland	21046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 410-312-8000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note.

On September 30, 2013, Arbitron Inc., a Delaware corporation (the “Company”), completed its previously announced merger with Nielsen Holdings N.V., a Dutch public company with limited liability (naamloze vennootschap) (“Parent”), and TNC Sub I Corporation, a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”). Pursuant to the terms and conditions of the Agreement and Plan of Merger, dated as of December 17, 2012 and as amended by Amendment No. 1 to the Agreement and Plan of Merger, dated as of January 25, 2013 (collectively, the “Merger Agreement”), by and among the Company, Parent and the Merger Sub, the Merger Sub was merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger. At the effective time of the Merger (the “Effective Time”), the Company became an indirect wholly-owned subsidiary of Parent.

Item 1.02. Termination of a Material Definitive Agreement.

On September 30, 2013, in connection with the completion of the Merger, the Company cancelled and terminated the Credit Agreement, dated as of November 21, 2011 (as amended, restated, supplemented or otherwise modified), by and among the Company, JP Morgan Chase Bank, N.A. and the lenders from time to time parties thereto.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As described above in the Introductory Note of this Current Report on Form 8-K, on September 30, 2013, the Company completed the Merger pursuant to the Merger Agreement and became a wholly-owned subsidiary of Parent.

At the Effective Time, each share of the common stock of the Company, par value $0.50 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time (other than shares held by the Company, Parent, Merger Sub or any Company stockholders who perfected their statutory rights of appraisal under Delaware law) was cancelled and converted into the right to receive $48.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on December 18, 2012 and as Exhibit 2.2 to the Company’s Annual Report on Form 10-K on filed with the SEC on February 25, 2013 and which are both incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, on September 30, 2013, the Company notified the New York Stock Exchange (“NYSE”) that each Common Stock issued and outstanding immediately prior to the Effective Time was converted into the right to receive the Merger Consideration, and requested that the NYSE file with the SEC an application on Form 25 to delist and deregister the Common Stock. Additionally, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Common Stock, requesting that such stock be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company with respect to the Common Stock under Sections 13(a) and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The disclosure set forth above under Item 2.01, “Completion of Acquisition or Disposition of Assets,” is hereby incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

A change of control of the Company occurred on September 30, 2013 upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, at which time Merger Sub merged with and into the Company. As a result of the Merger, the Company became an indirect wholly-owned subsidiary of Parent.

Parent paid $48 per share in cash in exchange for each share of the Common Stock and assumed outstanding equity awards for an aggregate total purchase price of approximately $1.3 billion. The purchase price was funded from cash and cash equivalents on hand at Parent.

The information set forth in Items 2.01 and 3.03 above and 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, from and after the Effective Time, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company following the Merger. As a result, the following members of the Company’s board of directors resigned pursuant to the Merger Agreement at the Effective Time: Philip Guarascio, Shellye Archambeau, Sean R. Creamer, David W. Devonshire, John Dimling, Erica Farber, Ronald G. Garriques, William T. Kerr, Larry E. Kittelberger, Luis G. Nogales and Richard A. Post. These resignations were not a result of any disagreement between the Company and the current directors on any matter relating to the Company’s operations, policies or practices.

Furthermore, in connection with the completion of the Merger, each of the Company’s officers ceased to serve as officers of the Company at the Effective Time with respect to their respective positions with the Company, including the following named executive officers of the Company:

Name	Office Held Immediately Prior to Merger
Sean R. Creamer	President and Chief Executive Officer
Debra Delman	Executive Vice President, Finance and Chief Financial Officer
Timothy T. Smith	Executive Vice President, Business Development and Strategy, Chief Legal Officer and Secretary
V. Scott Henry	Executive Vice President, Technology Solutions, Chief Information Officer
Carol Hanley	Chief Sales and Marketing Officer

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

In connection with the completion of the Merger, pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger, each of the certificate of incorporation of the Company and the bylaws of the Company was amended and restated in its entirety, until thereafter amended as provided by the Delaware Law, such certificate of incorporation and such bylaws. The Certificate of Incorporation of the Company and the Bylaws of the Company are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 8.01. Other Events.

The board of directors of the Company previously approved the payment of a quarterly cash dividend of $0.10 per Common Stock. As the Effective Date occurred before December 16, 2013, the end of the regular quarterly dividend period, the dividend will be pro-rated with stockholders receiving $0.015384614 per share. The pro rata dividend, which would have amounted to $0.10 per share for the full quarter, is expected to be paid on or about October 7, 2013 to shareholders of record at the close of business on September 27, 2013.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of December 17, 2012, by and among Arbitron Inc., Nielsen Holdings N.V. and TNC Sub I Corporation (filed as Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on December 18, 2013 and incorporated herein by reference).

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 25, 2013, by and among Arbitron Inc., Nielsen Holdings N.V. and TNC Sub I Corporation (filed as Exhibit 2.2 of the Company’s Annual Report on Form 10-K filed on February 25, 2013 and incorporated herein by reference).

3.1	Certificate of Incorporation of Arbitron Inc.

3.2	Bylaws of Arbitron Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arbitron Inc.

September 30, 2013	By:	/s/ Timothy T. Smith
	Name:	Timothy T. Smith
	Title:	Executive Vice President, Business Development and Strategy, Chief Legal Officer, and Secretary

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 17, 2012, among Arbitron Inc., Nielsen Holdings N.V. and NC Sub I Corporation (filed as Exhibit 2.1 of the Company’s Current Report on Form 8-K filed on December 18, 2013 and incorporated herein by reference)

2.2	Amendment No. 1 to Agreement and Plan of Merger, dated as of January 25, 2013, among Arbitron Inc., Nielsen Holdings N.V. and TNC Sub I Corporation (filed as Exhibit 2.2 of the Company’s Annual Report on Form 10-K filed on February 25, 2013 and incorporated herein by reference)

3.1	Certificate of Incorporation of Arbitron Inc.

3.2	Bylaws of Arbitron Inc.